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                                                                    Exhibit 21.1


                       SUBSIDIARIES OF EDGAR ONLINE, INC.

  Name                                   Jurisdiction
  -----                                  ------------
  FreeEDGAR.com Inc.                       Delaware
  Financial Insight Systems, Inc.          Delaware